UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

United Bankshares, Inc. (the “Company”) entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective February 28, 2011. The original term of Mr. Adams’ employment contract was for three years, with the provision that the contract could be extended annually for one (1) year to maintain a rolling three (3) year contract.

At the Compensation Committee (the “Committee”) meeting (the “Meeting”) of the Company on February 22, 2021, the Committee approved the extension of the employment contract with Mr. Adams for an additional year until March 31, 2024.

At the Meeting, the Committee also approved a new design for the long-term incentive awards to be made in 2021 under the Company’s 2020 Long-Term Incentive Plan (“LTI Plan”), which was approved by the shareholders at the May 12, 2020 annual meeting of shareholders. The target opportunities are set as a percent of salary for each executive. The target opportunity for the Chief Executive Officer is 150% of salary, while the target opportunity for the President, Chief Operating Officer, and Chief Financial Officer are set at 110% of salary.

The new design of the long-term incentive plan involves awarding restricted stock units that are a mix of time-based awards and performance-based awards. Forty percent (40%) of the awards of restricted stock units are time-based awards and sixty percent (60%) are performance-based awards. The time-based restricted stock units vest in equal installments over a three-year period, commencing one year from the date of grant, which was February 22, 2021. Performance-based restricted stock units vest if certain performance goals are achieved over a three-year period and cliff-vest after the assessment of the Company’s performance at the end of the three-year period. The performance goals selected by the Committee were Return on Average Tangible Common Equity and Total Shareholder Return. The performance goals are measured against the Company’s peer group performance and each of the goals are equally weighted. The potential payouts of common stock associated with the performance-based awards are set forth in the table below:

Performance Level	Percentile Rank Compared to Peers	Payout Percentage (as a % of Target)
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

There will be no payout of the performance-based awards if the threshold performance is not achieved.

A copy of the LTI Plan is filed as Exhibit A to the Company’s Proxy Statement filed with the SEC on March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: February 26, 2021	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer